Exhibit (c)(2)

DUFF & PHELPS
Confidential
Project Chronos Fairness Analysis
December 18, 2016
Presentation to the Special Committee of the Board of Directors of Calamos Asset Management, Inc.
The information contained herein is of a confidential nature and is intended for the use of the persons or firm to whom it is furnished by Duff & Phelps, LLC. Reproduction, publication, or dissemination of portions hereof may not be made without prior written approval of Duff & Phelps, LLC and its affiliates.

Duff & Phelps Disclaimer
The following pages contain materials that are being provided by Duff & Phelps, LLC (“Duff & Phelps”) to the members of the special committee (the “Special Committee”) of the board of directors of Calamos Asset Management, Inc. (“CAM” or the “Company”) in the context of a meeting held to consider the Proposed Transaction (as defined herein).
The accompanying materials are, and any opinion rendered by Duff & Phelps will be, compiled and presented on a confidential basis, solely for the use and benefit of the members of the Special Committee in connection with their consideration of the Proposed Transaction and may not be distributed to any other party, publicly disclosed, or relied upon for any other purpose without the express prior written consent of Duff & Phelps.
Because these materials were prepared for use in the context of an oral presentation to the Special Committee, whose members are familiar with the business and affairs of the Company, neither the Company nor Duff & Phelps, nor any of their respective legal or financial advisors or accountants take any responsibility for the accuracy or completeness of any of the materials set forth herein if used by persons other than the Special Committee.
These materials are not intended to represent an opinion but rather to serve as discussion materials for the Special Committee and as a summary of the basis upon which Duff & Phelps may render an opinion with respect to the Proposed Transaction. Nothing in these materials shall constitute an offer to sell or the solicitation of an offer to buy any securities described in these materials.
The information utilized in preparing this presentation was obtained from the Company and its representatives and from public sources. Any estimates and forecasts contained herein have been prepared by or are based on discussions with the Company and its representatives and we assume that they have been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgement of Company management as to the future financial performance of the Company. Duff & Phelps assumes no responsibility for and expresses no view as to such estimates and forecasts or the assumptions on which they are based and Duff & Phelps did not independently verify any such information.
No public company, or target company involved in the M&A transactions, selected for comparative purposes is exactly comparable to the Company.
Duff & Phelps does not provide, and nothing herein should be construed as, legal, tax or accounting advice.
The accompanying materials are necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to Duff & Phelps as of, the date hereof and Duff & Phelps assumes no responsibility for updating or revising these materials based on circumstances, developments or events occurring after the date hereof.
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Table of Contents
1. Executive Summary
2. Calamos Investments, LLC (“CILLC”) Valuation Analysis
Appendix
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1
Executive
Summary

Executive Summary
Introduction
Description of the Proposed Transaction
It is Duff & Phelps’ understanding that the Company intends to enter into a transaction (the “Proposed Transaction”) with [_] (the “Buyer”), pursuant to which [_], [a wholly owned subsidiary of the Buyer] (“Acquisition Sub”), will commence a tender offer to acquire all of the outstanding shares of Class A Common Stock, par value $0.01 per share, of the Company (the “Class A Common Stock”) at an offer price of $[_] per share of Class A Common Stock (the “Offer Price”), and, following consummation of the tender offer, Acquisition Sub will be merged with and into the Company, with the Company continuing as the surviving entity in accordance with Section 251(h) of the General Corporation Law of the State of Delaware (the “Merger”). Upon effectiveness of the Merger, each share of Class A Common Stock, other than shares of Class A Common Stock outstanding immediately prior to the effective time of the Merger and held by a holder who is entitled to demand, and properly demands, appraisal of such shares (“Dissenting Shares”), will be converted into and become the right to receive consideration equal to the Offer Price (as such, the “Merger Consideration”). The terms and conditions of the Proposed Transaction are set forth in more detail in an Agreement and Plan of Merger, dated as of December [18], 2016, by and among the Buyer, Acquisition Sub, and the Company (the “Merger Agreement”).
The Engagement
The Company and the Special Committee have engaged Duff & Phelps to serve as an independent financial advisor to the Special Committee (solely in its capacity as such) and to provide an opinion as to the fairness, from a financial point of view, of the Offer Price and the Merger Consideration to be received by the holders of shares of Class A Common Stock (other than Buyer and its affiliates (including Calamos Investments LLC) and members of the management of the Company, and other than with respect to Dissenting Shares) in the Proposed Transaction (without giving effect to any impact of the Proposed Transaction on any particular holder of Class A Common Stock, other than in its capacity as a holder of Class A Common Stock).
Any valuation sensitivity analyses not contained herein but previously prepared for, and presented to, the Special Committee were done to assist the Special Committee in its negotiations with the Buyer and are not relevant, and have not been relied on, for purposes of Duff & Phelps’ supporting fairness analysis.
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Executive Summary
Scope of Analysis
Duff & Phelps has made such reviews, analyses and inquiries as it has deemed necessary and appropriate to enable Duff & Phelps to prepare its analysis. Duff & Phelps also took into account its assessment of general economic, market and financial conditions as they exist and can be evaluated by Duff & Phelps as of the date hereof, as well as its experience in securities and business valuation, in general, and with respect to certain transactions Duff & Phelps deemed relevant, in particular. Duff & Phelps’ procedures, investigations, and financial analysis with respect to the preparation of its analysis included, but were not limited to, the items summarized below:
Reviewed the following documents:
- The Company’s annual reports and audited financial statements on Form 10-K filed with the Securities and Exchange Commission (“SEC”) for the years ended December 31, 2012 through 2015 and the Company’s unaudited interim financial statements for the nine months ended September 30, 2016 included in the Company’s Form 10-Q filed with the SEC;
- Other internal documents relating to the history, current operations and probable future outlook of the Company, including financial projections for the Company for the years ending December 31, 2016 through 2023, prepared and provided to Duff & Phelps by the management of the Company (the “Management Projections”); and
- A draft of the Merger Agreement; and
- Financing documents including [ ];
Discussed the information referred to above and the background and other elements of the Proposed Transaction with the management of the Company;
Reviewed the historical trading price and trading volume of the Class A Common Stock and the publicly traded securities of certain other companies that Duff & Phelps deemed relevant;
Performed certain valuation and comparative analyses using generally accepted valuation and analytical techniques including a discounted cash flow analysis, an analysis of selected public companies that Duff & Phelps deemed relevant, and an analysis of selected transactions that Duff & Phelps deemed relevant; and
Conducted such other analyses and considered such other factors as Duff & Phelps deemed appropriate.
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Executive Summary
Corporate Legal and Ownership Structure
Calamos Partners LLC
Public Stockholders
Class B Common Stock
97.4% Combined Voting Interest
(Less than 1% Economic Interest in CLMS)
Exchangeable for shares of CLMS Class A
common stock based on formula
Class A Common Stock
2.6% Combined Voting Interest
(Greater than 99% Economic Interest)(2)
77.8% Economic Interest(1)
Calamos Asset Management, Inc.
(NASDAQ: CLMS)
(Holding Company)
20,530,571 shares of Class A common stock outstanding
100 shares of Class B common stock outstanding
22.2% Economic Interest
Calamos Investments LLC (CILLC)
Calamos Financial Services LLC (U.S. Distributor)
Calamos Advisors LLC and Calamos Wealth Management LLC (U.S. Investment Advisors)
Calamos Investment LLP (U.K. Investment Advisor and Distributor)
(1) Represents combined economic interest of Calamos Partners LLC. and John P. Calamos, Sr. who is also a member of Calamos Investments LLC also referred to as collectively
“Calamos Interests”.
(2) Represents combined economic interest of all public stockholders, including John P. Calamos, Sr. and John P. Calamos, Jr.’s combined 20.78% ownership interest of Class A common stock. The calculation of ownership interest includes options and restricted stock units that vest within 60 days, as well as Calamos Partners’ indirect ownership interest in Class A common stock purchased by Calamos Investments LLC, pursuant to the Company’s share repurchase plan.
Source: Company Filings
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Executive Summary
Summary of Analysis
Valuation Conclusion
($ in millions, except per share data)
Proposed
Low High Transaction
Enterprise Value
CILLC Enterprise Value Conclusion $118.7 - $147.7
CILLC Equity Value Conclusion $118.7 - $147.7
CAM 22.2% Ownership of CILLC $26.3 - $32.8
Per Share of Class A Common Stock $1.28 - $1.60
CAM Other Assets
Cash and Cash Equivalents (1) 55.8
CILLC Distribution 27.8
Loan Receivable (1) 45.1
Less: Dividend Payable (2) (3.1)
Total Cash and Cash Equivalents 125.6 - 125.6
Per Share of Class A Common Stock $6.12 - $6.12
Deferred Tax Assets (3) 12.0 - 13.4
Per Share of Class A Common Stock $0.58 - $0.65
Total CAM Other Assets 137.6 - 139.0
Per Share of Class A Common Stock $6.70 - $6.77
CAM Aggregate Equity Value $163.9 - $171.8
Fully Diluted Shares of Class A Common Stock Outstanding (000s) 20,531 - 20,531
Total Value Per Class A Common Share $7.98 - $8.37 $8.25
Implied Multiples - CILLC
2017 EBITDA (Management Projections) $11.3 10.5x - 13.0x
2018 EBITDA (Management Projections) 7.6 15.7x - 19.5x
Assets Under Management (1) 20,068 0.59% - 0.74%
(1) Balance as of September 30, 2016
(2) Dividend payment to common shareholders of $0.15/share paid November 21, 2016
(3) Present value of capital loss carryforwards and NOL tax shield
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Executive Summary
Summary of Analysis
$10.00
$1.28 - $1.60 $7.98 - $8.37
$8.00
$0.58 - $0.65
(0.15)
$6.00
$2.20
$4.00
$1.35
$2.00
$2.72
$0.00
Balance Sheet Component Deferred Tax Asset Component Business Component Total Per Share of Class A
Common Stock
CAM Balance Sheet Component
($ in millions), except per share
Aggregate Per Share of Class A Common Stock
Cash & Equivalents $55.8 $2.72
Distribution from CILLC 27.8 1.35
Repayment of Intercompany Loan 45.1 2.20
Q4 Dividend (3.1) (0.15)
Total $125.6 $6.12
Deferred Tax Asset Component
($ in millions), except per share
Per Share of Class A
Aggregate Common Stock
Management Projections $12.0 - $12.7 $0.58 - $0.65
Business Component (CAM 22.2% Interest in CILLC)
($ in millions), except per share
Per Share of Class A
Aggregate Common Stock
Equity Value Conclusion $26.3 - $32.8 $1.28 - $1.60
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Executive Summary
Summary of Analysis
Duff & Phelps Valuation Analysis
Management Projections
No Market Correction Scenario 1
No Market Correction Scenario 2
Concluded Value Range
Current Price - $7.36
Original Offer 1 - $7.75
Revised Offer 2 - $8.13
Revised Offer 3 - $8.20
Final Offer - $8.25
$7.84
$8.20
$7.98
$8.36
$8.14
$8.54
$7.98
$8.37
$7.00
$7.25
$7.50
$7.75
$8.00
$8.25
$8.50
$8.75
CONFIDENTIAL
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2 CILLC Valuation Analysis

Discounted Cash Flow Analysis
Conclusion Summary
Discounted Cash Flow Analysis
($ in millions)
CILLC Enterprise Value Low Mid High
Terminal Growth Rate 3.00% 3.00% 3.00%
Weighted Average Cost of Capital 15.00% 14.00% 13.00%
Base Case (Rounded) $105.0 $118.0 $132.0
No Market Correction Scenario 1 (Rounded) $118.0 $131.0 $147.0
No Market Correction Scenario 2 (Rounded) $133.0 $147.0 $164.0
Concluded Enterprise Value Range $118.7 $132.0 $147.7
Value of CAM 22.2% Interest in CILLC $26.3 $29.3 $32.8
Value Per Share of Class A Common Stock $1.28 $1.43 $1.60
Implied Enterprise Value Multiples
2017 EBITDA (Management Projections) $11.3 10.5x 11.6x 13.0x
2018 EBITDA (Management Projections) $7.6 15.7x 17.5x 19.5x
Assets Under Management (1) 20,068 0.59% 0.66% 0.74%
(1) Balance as of September 30, 2016
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CILLC Valuation Summary
Duff & Phelps Valuation Analysis
Management Projections
No Market Correction Scenario 1
No Market Correction Scenario 2
Concluded Value Range
Original Offer - $1.05
Revised Offer 1 - $1.27
Revised Offer 2 - $1.40
Revised Offer 3 - $1.47
Final Offer - $1.52
$1.14 $1.43
$1.28 $1.59
$1.44 $1.77
$1.28 $1.60
$0.50 $0.75 $1.00 $1.25 $1.50 $1.75 $2.00 $2.25
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Appendix

Premiums Paid Analysis
Premiums Paid Analysis
Final Offer Current: 12/16/2016 30 - Day VWAP 60 - Day VWAP 90 - Day VWAP
Price per Share of Class A Common Stock $8.25 $7.36 $6.96 $6.72 $6.79
Trading Premium % 12.1% 18.6% 22.8% 21.5%
Less:
Cash and Cash Equivalents ($2.72) ($2.72) ($2.72) ($2.72) ($2.72)
CILLC Distribution (1.35) (1.35) (1.35) (1.35) (1.35)
Loan Receivable (2.20) (2.20) (2.20) (2.20) (2.20)
Dividend Payable 0.15 0.15 0.15 0.15 0.15
Total Cash and Cash Equivalents ($6.12) ($6.12) ($6.12) ($6.12) ($6.12)
Deferred Tax Asset ($0.62) ($0.62) ($0.62) ($0.62) ($0.62)
Implied Value of CILLC / Share of Class A $1.52 $0.63 $0.22 ($0.01) $0.06
Common Stock
CILLC Premium % 142.3% 578.7% NM NM
Premiums Paid Analysis - Selected M&A Transactions
Transactions announced, closed, effective from December 2013 - December 2016
Premium as a % of
Number of Deals One-Day Prior to Announcement One-Week Prior to Announcement One-Month Prior to Announcement
Majority Shareholder Acquiring
Minority Stub Transactions
Mean 63 17.1% 20.8% 20.9%
Median 12.1 15.3 13.5
Asset Manager M&A Transactions
Mean 66 21.7 22.5 22.6
Median 16.4 18.2 17.7
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Calamos Asset Management, Inc. – Trading Analysis
Calamos Asset Management Inc. – Trading History
November 1, 2014 – December 16, 2016
Trading Price Analysis: Price
Current (12/16/16)
30-Day VWAP
60-Day VWAP
90-Day VWAP
$7.36 $6.96
$6.72 $6.79
Share Price
$16.00 $14.00 $12.00 $10.00 $8.00 $6.00 $4.00 $2.00 $0.00
Volume (thousands)
1,000 900 800 700 600 500 400 300 200 100 0
52-Week Average Closing Price $7.76
52-Week High Closing Price $10.07
52-Week Low Closing Price $6.08
Nov-14 Dec-14 Jan-15 Feb-15 Mar-15 Apr-15 May-15 Jun-15 Jul-15 Aug-15 Sep-15 Oct-15 Nov-15 Dec-15 Jan-16 Feb-16 Mar-16 Apr-16 May-16 Jun-16 Jul-16 Aug-16 Sep-16 Oct-16 Nov-16 Dec-16
Volume Share Price 30 Day VWAP 60 Day VWAP 90 Day VWAP Offer Price: $8.13
Historical Daily Trading Volume (In thousands)
One-Week Average 202 Two-Week Average 138 One-Month Average 96 % of Shares Outstanding 1.0% % of Shares Outstanding 0.7% % of Shares Outstanding 0.5% % of Float 1.1% % of Float 0.7% % of Float 0.5%
Two-Month Average 98 Six-Month Average 86 One-Year Average 94 % of Shares Outstanding 0.5% % of Shares Outstanding 0.4% % of Shares Outstanding 0.5% % of Float 0.5% % of Float 0.5% % of Float 0.5%
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Selected Public Companies

Financial Performance Metrics

Selected Public Companies Analysis

COMPANY INFORMATION	REVENUE GROWTH					EBITDA GROWTH					EBITDA MARGIN				
Company Name	3-YR CAGR	LTM	2016	2017	2018	3-YR CAGR	LTM	2016	2017	2018	3-YR AVG	LTM	2016	2017	2018
Affiliated Managers Group, Inc.	11.2%	-11.9%	-11.1%	10.6%	4.5%	20.1%	3.3%	-0.8%	19.1%	9.5%	37.1%	43.2%	42.3%	45.6%	47.8%
BlackRock, Inc.	6.9	-1.7	-1.4	9.9	8.3	8.6	-3.3	-2.1	14.6	10.0	43.1	43.3	43.2	45.0	45.7
Cohen & Steers, Inc.	6.3	4.0	8.3	13.8	10.0	9.5	0.9	8.1	16.2	15.5	40.1	40.1	40.6	41.5	43.6
Eaton Vance Corp.	-0.4	-4.3	7.3	7.4	NA	-3.3	3.2	9.0	7.9	NA	34.4	33.6	34.1	34.3	NA
Federated Investors, Inc.	-0.7	21.8	24.0	4.7	5.6	-0.8	19.4	15.3	0.6	0.9	31.5	31.8	30.5	29.3	27.9
Franklin Resources, Inc.	-6.1	-16.7	-6.7	-3.3	-3.9	-6.8	-21.6	-12.7	7.0	2.3	40.1	38.6	36.1	39.9	42.5
GAMCO Investors, Inc.	3.4	-11.7	NA	NA	NA	8.8	2.5	NA	NA	NA	39.6	49.2	NA	NA	NA
Invesco Ltd.	8.7	-6.8	-6.7	6.0	5.8	12.8	-10.5	-10.5	10.1	12.3	43.3	42.0	41.8	43.4	46.1
Legg Mason, Inc.	0.6	-2.7	8.9	3.1	5.1	3.8	-29.0	-8.7	17.5	7.5	23.4	19.4	19.6	22.3	22.8
Manning & Napier, Inc.	-1.1	-22.2	-23.1	-5.9	-8.5	-6.1	-35.3	-30.8	-6.3	-4.9	42.6	35.6	36.0	35.8	37.2
OM Asset Management plc	NM	-3.8	2.1	17.8	8.4	NM	-10.7	-2.4	17.7	9.3	31.7	30.9	30.6	30.6	30.9
T. Rowe Price Group, Inc.	11.6	0.3	0.9	6.4	3.8	11.9	-6.0	-5.2	6.8	1.0	49.4	46.0	45.3	45.5	44.3
Virtus Investment Partners, Inc.	10.9	-19.4	-14.9	0.3	4.1	12.3	-49.6	-33.6	1.1	11.1	32.8	20.6	22.8	23.0	24.6
Waddell & Reed Financial, Inc.	8.9	-15.8	-18.4	-10.9	-4.5	8.1	-29.2	-38.7	-12.5	-6.6	33.6	27.6	23.5	23.1	22.6
WisdomTree Investments, Inc.	52.2	-9.9	-26.9	-3.3	21.9	110.1	-23.0	-56.3	12.8	43.4	40.7	37.6	28.1	32.7	38.5
Mean	**8.0%**	**-6.7%**	**-4.1%**	**4.0%**	**4.7%**	**13.5%**	**-12.6%**	**-12.1%**	**8.1%**	**8.6%**	**37.6%**	**36.0%**	**33.9%**	**35.2%**	**36.5%**
Median	**6.6%**	**-6.8%**	**-4.0%**	**5.4%**	**5.1%**	**8.7%**	**-10.5%**	**-6.9%**	**9.0%**	**9.3%**	**39.6%**	**37.6%**	**35.1%**	**35.1%**	**38.5%**

LTM = Latest Twelve Months
CAGR = Compounded Annual Growth Rate
EBITDA = Earnings Before Interest, Taxes, Depreciation and Amortization
Source: S&P Capital IQ, SEC Filings, Annual and Interim Reports.

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DUFF & PHELPS

Selected Public Companies Valuation Multiples
Selected Public Companies Analysis As of December 16, 2016
(US$ in millions, except per share data)
COMPANY INFORMATION MARKET DATA
ENTERPRISE VALUE AS MULTIPLE OF Company Name Common Stock Price on 12/16/2016
% of 52- Week High Enterprise Value LTM EBITDA 2016 EBITDA 2017 EBITDA 2018 EBITDA LTM Revenue AUM%
Affiliated Managers Group, Inc. $148.49 82.6% $8,607 8.9x 9.2x 7.7x 7.1x 3.85x 1.28%
BlackRock, Inc. 392.62 98.9 64,763 13.4 13.3 11.6 10.6 5.82 1.27
Cohen & Steers, Inc. 34.61 79.0 1,448 10.6 10.0 8.6 7.5 4.23 2.39
Eaton Vance Corp. (1) 41.12 93.7 5,195 11.5 10.6 9.8 NA 3.87 1.54
Federated Investors, Inc. 27.33 82.5 2,816 8.1 8.0 8.0 7.9 2.57 0.77
Franklin Resources, Inc. 39.28 93.1 15,353 6.0 6.9 6.4 6.3 2.32 2.09
GAMCO Investors, Inc. 31.68 76.0 1,111 6.6 NA NA NA 3.23 2.81
Invesco Ltd. 31.40 92.3 13,581 9.5 9.6 8.7 7.7 3.98 1.66
Legg Mason, Inc. 30.11 75.2 4,979 9.4 8.8 7.5 6.9 1.83 0.68
Manning & Napier, Inc. (2) 8.05 77.9 581 6.0 6.4 6.8 7.2 2.15 1.67
OM Asset Management plc 14.34 71.5 1,993 9.8 9.6 8.2 7.5 3.04 0.85
T. Rowe Price Group, Inc. 76.76 97.2 18,954 9.9 9.9 9.2 9.1 4.53 2.33
Virtus Investment Partners, Inc. 115.55 90.2 585 8.6 7.9 7.8 7.0 1.78 1.22
Waddell & Reed Financial, Inc. 20.30 67.7 1,420 3.9 4.9 5.6 6.0 1.09 1.34
WisdomTree Investments, Inc. 12.00 72.0 1,447 15.7 23.6 20.9 14.6 5.90 3.73
Mean 83.3% 9,522 9.2x 9.9x 9.1x 8.1x 3.35x 1.71%
Median 82.5% 2,816 9.4x 9.4x 8.1x 7.5x 3.23x 1.54%
(1) Financial information sourced from press release
(2) Market capitalization is grossed up by unowned portion of the company LTM = Latest Twelve Months
Enterprise Value = (Market Capitalization + Management Equity + Debt + Preferred Stock + Non-Controlling Interest) - (Cash & Equivalents + Net Non-Operating Assets) EBITDA = Earnings Before Interest, Taxes, Depreciation and Amortization Source: S&P Capital IQ, SEC Filings, Annual and Interim Reports.
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M&A Transactions

Asset Managers

Selected M&A Transaction Analysis

($ in millions)

Announced	Target Name	Target Business Description	Acquirer Name	Enterprise Value	LTM Revenue	LTM EBITDA	EBITDA Margin	EV / Revenue	EV / EBITDA	EV as a % of AUM
10/03/2016	Janus Capital Group, Inc.	A publicly owned asset management holding company	Henderson Group plc	$3,478	$1,027	$320	31.2%	3.39x	10.9x	1.79%
08/19/2016	CIFC LLC	A publicly owned asset management holding company	F.A.B. Partners I LP	$2,256	$157	$95	60.4%	14.40x	23.9x	15.96%
05/22/2016	Resource America, Inc.	Operates as an asset management company	C-III Capital Partners LLC	$205	$102	$22	21.3%	2.01x	9.4x	2.17%
2/29/2016	Apex Capital Management, Inc.	An employee owned investment manager	Fiera US Holding Inc.	$134	NA	$18	NA	NA	7.4x	1.91%
2/26/2015	StanCorp Financial Group Inc.	Provides financial products and services, including insurance services and asset management in the United States	Meiji Yasuda Life Insurance Co., Ltd.	$5,621	$2,788	$482	17.3%	1.98x	11.4x	NA
2/2/2015	Ashcourt Rowan Plc (nka:Ashcourt Rowan Limited)	An asset management holding company	Towry Finance Company Limited	$170	$60	$7	12.1%	2.81x	23.2x	2.26%
10/17/2014	Quilter Cheviot Limited	A privately owned investment manager	Old Mutual Wealth Management Ltd	$940	$201	$63	31.2%	4.68x	15.0x	3.61%
6/25/2014	Frank Russell Company	A privately owned investment manager	London Stock Exchange Group plc	$2,700	$1,604	$236	14.7%	1.68x	11.4x	1.05%
6/19/2014	Numeric Investors LLC	A privately owned hedge fund manager	Man Group plc	$494	$89	$47	52.5%	5.53x	10.5x	3.36%
04/13/2014	Nuveen Investments, Inc.	A privately owned investment manager	TIAA-CREF Asset Management Inc. (nka:TIAA Global Asset Management)	$6,250	$1,075	$409	38.1%	5.82x	15.3x	2.83%
3/25/2014	Ignis Asset Management	A privately owned investment manager	Standard Life Investments (Holdings) Limited	$646	$249	$86	34.7%	2.60x	7.5x	0.66%
1/27/2014	F&C Asset Management plc	A privately owned investment manager	Bank of Montreal	$1,438	$398	$149	37.5%	3.25x	8.7x	0.92%
						Mean	31.9%	4.38x	12.9x	3.32%
						Median	31.2%	3.25x	11.2x	2.17%

Source: Capital IQ and company filings

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DUFF & PHELPS

Cost of Capital Analysis
Weighted Average Cost of Capital Analysis
Levered Beta Discount Rate Range
Unlevered Beta 1.20 1.30
Debt % of Capital 10% 20%
Equity % of Capital 90% 80%
Tax Rate 37.0% 37.0%
Levered Beta 1.28 1.50
Levered Cost of Equity
Risk-free Rate 3.5% 3.5%
Levered Beta 1.28 1.50
Market Risk Premium 5.5% 5.5%
Small Stock Premium 3.58% 5.60%
Levered Cost of Equity 14.1% 17.4%
Cost of Debt
Cost of Long-term Debt 5.1% 7.5%
Tax Rate 37.0% 37.0%
After-tax Cost of Debt 3.2% 4.7%
Weighted Average Cost of Capital (WACC)
Debt % of Capital 10% 20%
Equity % of Capital 90% 80%
Calculated WACC 13.05% 14.84%
Selected WACC 14.00%
Sources and Considerations
Selected Public Companies Selected Public Companies Selected Public Companies
Blended Federal & State Corporate Income Tax Rate; Management Discussion
Average Historical Yield on Treasury See Above Duff & Phelps Study
2016 CRSP Decile Size Premium Study; Duff & Phelps Cost of Capital Study
BBB - BB Bond Rate (Financials)
Blended Federal & State Corporate Income Tax Rate; Management Discussion
CONFIDENTIAL
20 DUFF & PHELPS